UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 30, 2003
 Date of Report (Date of earliest event reported)

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 1300
San Francisco, CA   94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

On December 30, 2003, we entered into a Settlement Agreement with Covisint, LLC ("Covisint") pursuant to which Covisint paid us the sum of four million, six hundred fifty thousand dollars ($4,650,000). As part of the agreement, the parties agreed to resolve an arbitration and a separate Michigan state court action that had been pending between the parties, and we granted a fully paid software license to Covisint for certain Commerce One software that Covisint has used in its operations. We previously had licensed that software to Covisint under an earlier license agreement (the "Technology Agreement"), which will terminate as part of the settlement.

Covisint paid us in full on or before January 2, 2004. Following a 92-day period (which commenced on January 2, 2004), and provided that certain bankruptcy events do not occur with respect to either party during that 92-day period, all litigation between the parties will be permanently dismissed, and the Technology Agreement that previously governed the relationship between Commerce One and Covisint will terminate.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

10.1  Settlement Agreement.

10.2  Covisint Master Software License Agreement (and related schedules).

Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce One has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

Dated: January 6, 2004

/s/ Charles D. Boynton
Charles D. Boynton
Chief Financial Officer

Exhibit Index
Exhibit Number	Exhibit Title
10.1	Settlement Agreement dated December 30, 2003 by and between Covisint, LLC, Commerce One, Inc., Commerce One Operations, Inc. and CVX Holdco, LLC.
10.2	Covisint Master Software License Agreement (and related schedules) dated December 30, 2003 by and between Covisint, LLC and Commerce One Operations, Inc.